UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2020

Axovant Gene Therapies Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 833 296 8268

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	AXGT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01    Regulation FD Disclosure.

On October 29, 2020, Axovant Gene Therapies Ltd. (the "Registrant") issued a press release announcing program updates for its AXO-Lenti-PD gene therapy program for Parkinson's disease to be presented as part of the Registrant's virtual Research and Development Day on October 30, 2020.

A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The disclosures set forth in this Item 7.01 and Exhibit 99.1 to this report are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01    Other Events.

AXO-Lenti-PD Program Updates

•Summary of available individual patient-data from the second dose cohort at the 6-month timepoint following one-time dosing with AXO-Lenti-PD gene therapy demonstrate consistent treatment outcomes including:
◦Favorable safety and tolerability profile, with no serious adverse events attributable to gene therapy
◦Improvement in Hauser diary “Good ON time” and “OFF time” changes from baseline for all 4 patients
◦Improvement in UPDRS Part II and Part III “OFF” score in 2 evaluable patients
◦Reduction in Levodopa-equivalent daily dose (LEDD) from baseline
•23-point improvement from baseline to 12 months in UPDRS Part III “OFF” score observed for the first patient in cohort 2 who has reached the 12-month evaluation, which was performed as a remote assessment.
•Based on new information received from our manufacturing partner, Oxford Biomedica, in mid-October regarding delays in CMC data and third-party fill/finish issues, the development of a suspension-based manufacturing process for AXO-Lenti-PD will take longer than expected. As a result, the Company believes that it is unlikely that its planned randomized, sham-controlled trial of AXO-Lenti-PD will enroll patients by the end of calendar year 2021. Manufacturing of several GMP batches is now underway and planned at Oxford Biomedica with a goal of generating material for use in future clinical trials as soon as possible. The Company expects to provide an update on program timelines in the first quarter of 2021 or as program timelines are clarified.

Exhibit 99.2 hereto is a presentation of program updates for the Registrant's AXO-Lenti-PD gene therapy program for Parkinson's disease to be presented as part of its virtual Research and Development Day on October 30, 2020. A copy of this presentation is furnished herewith as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description of Document

99.1	Press Release of Axovant Gene Therapies Ltd., dated October 29, 2020, “Axovant Gene Therapies to Present AXO-Lenti-PD Program Update during Virtual Parkinson's Disease R&D Day on October 30, 2020”
99.2	Presentation of Axovant Gene Therapies Ltd., dated October 29, 2020, "AXO-Lenti-PD Program Update"

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOVANT GENE THERAPIES LTD.

Dated:	October 29, 2020
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Principal Financial Officer and Principal Accounting Officer, General Counsel